Law Offices

ROSKY, LANDAU, STAHL & SHEEHY

8383 Wilshire Boulevard, Suite 828
Beverly Hills, California 90211



May 14, 1996


Hansen's Juice Creations
11777 San Vicente Boulevard Suite 860
Los Angeles, California 90049

RE: Royalty Agreements


Gentlemen:

         Enclosed you will find the executed Operating Agreement of Hansen's Juice Creations, Limited Liability Company and the Royalty Agreements from Hansen's Juices, Inc. regarding the fresh juice royalties and from Hansen's Trust regarding all other products to be sold by Hansen's Juice Creations.

         This letter is to specifically set forth the understanding of both Hansen's Juices, Inc. and Hansen's Trust regarding the Royalty Agreements and what products are covered therein and conditions the enclosed Royalty Agreements.

         I. Regarding Hansen's Juices, Inc. it is the understanding of Hansen's Juices, that all juice products, i.e., fresh juice, juices in bottles, drinks prepared as a fresh juice drink from bag in the box and any other juice product which is sold by Hansen's Creations will be covered by the Royalty Agreement. This is the case even though the Royalty Agreement particularly sets forth the statement that the product is fresh juice and fresh juice product.

2. That any and all other products sold by the Hansen's Creations, i.e., coffee, baked goods, spreads, candy bars, any product purchased from any third party, whether with the Hansen's name or not, sold through the Hansen's Creations or any store owned or operated by Hansen's Creations and any other person will bear the one percent (1%) royalty to the Hansen's Trust.

         If this truly sets forth our understanding of all of the parties, please execute a copy of this letter and return it to this office. Said letter will become a part of the Royalty Agreements which are included herein.

Respectfully,

/s/ Burton S. Rosky
Rosky, Landau, Stahl & Sheehy


BSR/lyo
Enc.
cc:      Hansen's Juices, Inc.
         Christensen, White, Miller, Fink, Jacobs
            Glaser & Shapiro, LAP



IT IS HEREBY AGREE TO AS SET FORTH ABOVE.

Dated:                              , 1996                    Timothy Kane
Dated:                              , 1996                    Harvey Laderman